                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          Progress Software Corporation
                          -----------------------------
             (Exact Name of Registrant as Specified in Its Charter)

             Massachusetts                                        04-2746201
             -------------                                        ----------
    (State of other jurisdiction of                           (I.R.S. Employer
     incorporation or organization)                          Identification No.)

  14 Oak Park, Bedford, Massachusetts                               01730
  -----------------------------------                               -----
(Address of Principal Executive Offices)                          (Zip code)

                                       N/A
                                       ---
                            (Full Title of the Plan)

                                 Joseph W. Alsop
                             President and Treasurer
                          Progress Software Corporation
                                   14 Oak Park
                          Bedford, Massachusetts 01730
                          ----------------------------
                     (Name and Address of Agent for Service)

                                 (781) 280-4000
                                 --------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                 WITH COPIES TO:
                          Robert W. Sweet, Jr., Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                   Title of                             Proposed          Proposed
                  Securities           Amount            Maximum           Maximum           Amount of
                     to be              to be        Offering Price       Aggregate        Registration
                  Registered         Registered         Per Share       Offering Price          Fee
-------------------------------------------------------------------------------------------------------
                 Common Stock,
                 $0.01 par value   25,596 shares        $20.5625(1)       $526,318           $155.26
                                                        --------          --------           -------
=======================================================================================================

(1) Pursuant to Rule 457(c), $20.5625 represents the average of the high and low prices of the Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market
      System on November 28, 1997.

                               REOFFER PROSPECTUS

      The material which follows, up to but not including the page beginning
Part II of this registration statement, constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 under General Instruction C to Form S-8. The reoffer prospectus is to be used in connection with resales of securities outstanding as of the date hereof and issued to certain former holders of common stock of Apptivity Corporation, a California corporation ("Apptivity"), pursuant to a merger agreement under which Apptivity merged with and into Arbela Acquisition Corp., a Massachusetts corporation and wholly-owned subsidiary of Progress Software Corporation. The shares of Apptivity common stock were originally issued pursuant to stock purchase agreements between Apptivity and the selling stockholders named herein, each of whom served as an employee or director of or consultant to Apptivity and was permitted to purchase the shares as a benefit incident to his or her employment by or services to Apptivity.

                          PROGRESS SOFTWARE CORPORATION

                               REOFFER PROSPECTUS

                                  25,596 Shares
                     Common Stock, $0.01 par value per share

           THIS DOCUMENT CONSTITUTES PART OF A REGISTRATION STATEMENT
                       COVERING SECURITIES THAT HAVE BEEN
                   REGISTERED UNDER THE SECURITIES ACT OF 1933

                                  INTRODUCTION

      This Prospectus relates to the resale, by the holders thereof (the "Selling Stockholders"), of 25,596 shares (the "Shares") of common stock, $0.01 par value per share ("Common Stock"), of Progress Software Corporation ("Progress" or the "Company"), issued to the Selling Stockholders in exchange for shares of common stock, $0.01 par value per share, of Apptivity Corporation, a California corporation ("Apptivity California"), in connection with the merger (the "Merger") of Apptivity California with and into Arbela Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Progress which changed its name to Apptivity Corporation upon the consummation of the Merger ("Apptivity"). The shares of Apptivity California common stock were originally issued pursuant to stock purchase agreements between Apptivity California and the selling stockholders named herein, each of whom served as an employee or director of or consultant to Apptivity California and was permitted to purchase the shares as a benefit incident to his or her employment by or services to Apptivity California.

                               ------------------

      The Company will not receive any of the proceeds from the offering. The Company will bear the costs relating to the registration of the shares offered hereby (other than selling commissions).

      The Selling Stockholders named herein or any pledgees, donees, transferees or other successors in interest, may offer the Shares, from time to time during the effectiveness of this registration, for sale through the Nasdaq National Market, in the over-the-counter market, in one or more negotiated transactions, or through a combination of methods of sale, at prices and on terms then prevailing or at negotiated prices. Sales may be effected to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions in connection therewith. See "Plan of Distribution."

      The Common Stock is traded on the Nasdaq National Market under the symbol "PRGS." On December 1, 1997, the closing price for the Common Stock, as reported on the Nasdaq National Market, was $20.625 per share.

                               ------------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING AT PAGE 4.

                               ------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December 3, 1997.

                              AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, Suite 1300, New York, New York 10048. In addition, the Commission maintains a Web site (at http://www.sec.gov) that contains reports, proxy statements, information statements and other information regarding Progress. Reports and information concerning the Company may also be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington D.C. 20006-1500.

      This Prospectus constitutes part of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, where a statement is made regarding any document, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents heretofore filed by the Company with the Commission pursuant to the Securities Act and the Exchange Act are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996 (file number 0-19417); (2) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended February 28, 1997 (file number 0-19417); (3) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended May 31, 1997 (file number 0-19417); (4) the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended August 31, 1997 (file number 0-19417); and (5) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on July 22, 1991.

      All reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

      Any person to whom a copy of this Prospectus is delivered may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than exhibits expressly incorporated by reference into such documents). Requests for such documents should be addressed to Norman R. Robertson, Vice President, Finance and Chief Financial Officer, Progress Software Corporation, 14 Oak Park, Bedford, Massachusetts 01730, (781) 280-4000.

                               SUMMARY INFORMATION

      Progress provides products and services that enable organizations throughout the world to rapidly and cost-effectively develop, deploy and maintain computer software applications. The Company develops, markets and supports cross-platform, database-independent application development tools and a database management system. The Company's principal product line, marketed as PROGRESS, consists of a fourth generation language ("4GL") -based visual development environment, a transaction-oriented Structured Query Language ("SQL") relational data base management system ("RDBMS") and capabilities that enable the deployment of applications across hardware platforms, operating systems, networks and other database management systems. The Company's WebSpeed product line enables developers to build and deploy Internet Transaction Processing ("ITP") applications. The Company also markets add-on application development tools for Microsoft's Visual Basic and Visual J++.

      The principal executive offices of Progress are located at 14 Oak Park, Bedford, Massachusetts 01730, and its telephone number is (781) 280-4000.

                                  RISK FACTORS

      This Prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from the results contemplated in the forward-looking statements as a result of a number of factors, including the risk factors set forth below.

      The Company operates in a rapidly changing environment that involves certain risks and uncertainties, some of which are beyond the Company's control. The following discussion highlights some of those risks.

      The Company may experience significant fluctuations in future quarterly operating results that may be caused by many factors, including changes in demand for the Company's products, introduction, enhancement or announcement of products by the Company and its competitors, market acceptance of new products, size and timing of significant orders, budgeting cycles of customers, mix of distribution channels, mix of products and services sold, mix of international and North American revenues, changes in the level of operating expenses, changes in the Company's sales incentive plans, customer order deferrals in anticipation of new products announced by the Company or its competitors and general economic conditions. Revenue forecasting is uncertain, in large part, because the Company generally ships its products upon receipt of orders. This uncertainty is compounded because each quarter's revenue is derived disproportionately from orders booked and shipped during the third month, and disproportionately in the latter half of that month. In contrast, most of the Company's expenses are relatively fixed, including costs of personnel and facilities, and are not easily reduced. Thus, an unexpected reduction in the Company's revenue, or a decrease in the rate of growth of such revenue, would have a material adverse effect on the profitability of the Company.

The Company develops, markets and supports its core product line, the PROGRESS Application Development Environment, the PROGRESS RDBMS and the PROGRESS Dataserver Architecture (collectively, "PROGRESS"). In May 1997, the Company began shipping the latest major enhancement to the PROGRESS product line, PROGRESS Version 8.2. In October 1996, the Company began shipments of WebSpeed, an open development and deployment environment that enables organizations to build transaction processing applications on the Internet and corporate intranets. In July 1997, the Company began shipments of WebSpeed Version 2.0. The Company also develops and markets a collection of advanced tools and components to Visual Basic and Visual J++ development teams.

      Progress, through the Apptivity product unit, creates and markets development tools in the Java computer programming language. Apptivity's tools are used to build scalable, multi-tier, database applications for the Internet and corporate intranets. Apptivity focuses on delivering tools that improve productivity and reduce application development costs. Apptivity enables developers to build applications that can connect to popular client/server databases such as those from Informix Corporation, Oracle Corporation, Microsoft Corporation, Sybase, Inc. and International Business Machines Corporation's DB2 database servers.

      Although the Company believes that PROGRESS, WebSpeed and the Crescent and Apptivity product lines have features and functionality which enable the Company to compete effectively with other vendors of application development products, ongoing enhancements to PROGRESS, WebSpeed and the Crescent and Apptivity product lines will be required to enable the Company to maintain its competitive position. There can be no assurance that the Company will be successful in developing and marketing enhancements to its products on a timely basis, or that the enhancements will adequately address the changing needs of the marketplace. Delays in the release of enhancements may negatively affect results.

      The Company has derived most of its revenue from PROGRESS and other products which complement PROGRESS and are generally licensed only in conjunction with PROGRESS. Accordingly, the Company's future results depend on continued market acceptance of PROGRESS and any factor adversely affecting the market for PROGRESS could have a material adverse effect on the Company's business and its financial results. Future results may also depend upon the Company's continued successful distribution of PROGRESS through its Application

Partner channel and may be impacted by downward pressure on pricing, which may not be offset by increases in volume. Application Partners resell PROGRESS along with their own applications and any adverse effect on their business related to competition, pricing and other factors could have a material adverse effect on the Company.

      The Company experiences significant competition from a variety of sources with respect to the marketing and distribution of its products. Some of these competitors have greater financial, marketing or technical resources than the Company and may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than can the Company. Increased competition could make it more difficult for the Company to maintain its market presence.

      In addition, current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties, thereby increasing their ability to deliver products which address the needs of the Company's prospective customers. Current and potential competitors also may be more successful than the Company in having their products or technologies widely accepted. There can be no assurance that the Company will be able to compete successfully against current and future competitors and their failure so to do could have a material adverse affect upon the Company's business, prospects, financial condition and results of operations.

      The Company hopes that the WebSpeed and Apptivity products as well as other new products will contribute positively to the Company's future results. The market for the Apptivity product line and internet transaction processing products, such as WebSpeed, is highly competitive and will depend in large part on the commercial acceptance of the Internet as a medium for all types of commerce. Because global commerce and online exchange of information on the Internet and other similar open wide area networks are new and evolving, it is difficult to predict with any assurance that the infrastructure or complementary products necessary to make the Internet a viable medium for all types of commerce will be developed.

      Overlaying the risks associated with the Company's existing products and enhancements are ongoing technological developments and rapid changes in customer requirements. The Company's future success will depend upon its ability to develop and introduce in a timely manner new products that take advantage of technological advances and respond to new customer requirements. The Company is currently developing new products intended to help organizations meet the future needs of application developers. The development of new products is increasingly complex and uncertain, which increases the risk of delays. There can be no assurance that the Company will be successful in developing new products incorporating new technology on a timely basis, or that its new products will adequately address the changing needs of the marketplace. The marketplace for these new products is intensely competitive and characterized by low barriers to entry. As a result, new competitors possessing technological, marketing or other competitive advantages may emerge and rapidly acquire market share.

      Approximately 50% of the Company's total revenue in the first nine months of fiscal 1997 was attributable to international sales made through international subsidiaries. Because a substantial portion of the Company's total revenue is derived from such international operations which are conducted in foreign currencies, changes in the value of these foreign currencies relative to the United States dollar may affect the Company's results of operations and financial position. The Company engages in certain currency-hedging transactions intended to reduce the effect of fluctuations in foreign currency exchange rates on the Company's results of operations. However, there can be no assurance that such hedging transactions will materially reduce the effect of fluctuation in foreign currency exchange rates on such results. If for any reason exchange or price controls or other restrictions on the conversion of foreign currencies were imposed, the Company's business could be adversely affected. Other potential risks inherent in the Company's international business generally include longer payment cycles, greater difficulties in accounts receivable collection, unexpected changes in regulatory requirements, export restrictions, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political instability, fluctuations in currency exchange rates, reduced protection for intellectual property rights in some countries, seasonal reductions in business activity during the summer months in Europe and certain other parts of the world, and potentially adverse tax consequences, any of which could adversely impact the success of the Company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the Company's future international operations, if any, and, consequently, on the Company's business, financial condition, and operating results.

      The Company's future success will depend in large part upon its ability to attract and retain highly skilled technical, managerial and marketing personnel. Competition for such personnel in the software industry is intense. There can be no assurance that the Company will continue to be successful in attracting and retaining the personnel it requires to successfully develop new and enhanced products and to continue to grow and operate profitably.

      The Company's success is heavily dependent upon its proprietary software technology. The Company relies principally on a combination of contract provisions and copyright, trademark and trade secret laws to protect its proprietary technology. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate to prevent misappropriation of its technology or independent development by others of similar technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claim of infringement or invalidity. Although the Company believes that its products and technology do not infringe on any existing proprietary rights of others, there can be no assurance that third parties will not assert infringement claims in the future. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

      The Company also utilizes certain technology which it licenses from third parties, including software which is integrated with internally developed software and used in the Company's products to perform key functions. There can be no assurance that functionally similar technology will be available on commercially reasonable terms in the future.

      The market price of the Company's Common Stock, like that of other technology companies, is highly volatile and is subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products by the Company or its competitors, changes in financial estimates by securities analysts, or other events or factors. The Company's stock price may also be affected by broader market trends unrelated to the Company's performance.

                                 USE OF PROCEEDS


      The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders, nor will any such proceeds be available for use by the Company or otherwise for the Company's benefit. See "Selling Stockholders."


                              SELLING STOCKHOLDERS

      The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each of the Selling Stockholders as of December 2, 1997 and as adjusted to reflect the sale of the shares of Common Stock offered hereby for all Selling Stockholders.


                                    SHARES            NUMBER OF SHARES        SHARES TO BE
                              BENEFICIALLY OWNED      BEING REGISTERED     BENEFICIALLY OWNED
                            PRIOR TO OFFERING (1)    FOR SALE HEREBY(2)      AFTER OFFERING(3)
                            ---------------------    ------------------      -----------------

NAME                           NUMBER   PERCENT                              NUMBER    PERCENT
----                           ------   -------                              ------    -------

Gopi Reddy                      7,529      *               7,529               0         *

Dennis Cook                     7,529      *               7,529               0         *

Tsuyoshi Taira                  3,764      *               3,764               0         *

Alexander G. Bootman            3,764      *               3,764               0         *

Anu R. Pareek                   1,882      *               1,882               0         *

Rajesh Pandia                     752      *                 752               0         *

Banwari L. Joshi                  376      *                 376               0         *


================================================================================
* Less than 1%.
(1) The number of shares beneficially owned by each stockholder is determined in accordance with the rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting or investment power and also any shares which the person has the right to acquire within 60 days after December 2, 1997. The inclusion of such shares herein, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. To the Company's knowledge, each person named in the table has sole voting and investment power (or shares such power with his spouse) with respect to all shares of Common Stock shown as beneficially owned by such person. Solely for the purpose of computing the percentage of shares beneficially owned by a person, shares of Common Stock which the person has the right to acquire within 60 days of December 2, 1997 are deemed outstanding.
(2) The registration statement of which this Prospectus forms a part shall also cover any additional shares of Common Stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.
(3) Assumes that all shares of Common Stock offered hereby are sold.

                              PLAN OF DISTRIBUTION

      The shares offered hereby may be sold from time to time by the Selling Stockholders, the pledgees, donees, transferees or other successors in interest of the Selling Stockholders and by certain unnamed non-affiliates of the Company, each of whom holds less than 10,000 shares issued in connection with the merger of Apptivity with and into Arbela. Such sales may be made on the Nasdaq National Market, or otherwise, at prices and on terms then prevailing or at prices related to the then-current market prices, or in negotiated transactions at negotiated prices. The shares may be sold by one or a combination of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Stockholders in amounts to be negotiated immediately prior to the sale. The Selling Stockholders and any broker-dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of shares sold by them may be deemed to be underwriting discounts and commissions. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to the Prospectus.

      Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplemented prospectus will be filed, if required, pursuant to Rule 424(c) under the Securities Act, setting forth (a) the name of such Selling Stockholder and the name of each of the participating broker-dealers, (b) the number of shares involved, (c) the price at which such shares were sold, (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, (e) a statement to the effect that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this Prospectus and (f) other facts material to the transaction.

      The Company has agreed to pay the expenses incurred in connection with preparing and filing the Registration Statement and this Reoffer Prospectus (other than selling commissions).

      RIGHTS OF REPURCHASE

      Pursuant to certain stock restriction agreements, a number of the Shares held by the following Selling Stockholders are subject to rights of repurchase in favor of Progress at the original purchase price of those Shares: Gopi Reddy, Dennis Cook, Alexander G. Bootman and Anu R. Pareek. Such rights may be exercised only within the sixty day time period after the termination for any reason of a Selling Stockholder's employment with Apptivity, and, in any event, rights of repurchase lapse over time. Shares subject to rights of repurchase are held in escrow with the Company.

      Progress may exercise its rights of repurchase by delivering a written notice to a Selling Stockholder that sets forth the date on which the repurchase is to be effected (which may not be more than thirty days after the date of notice) and the number of Shares to be repurchased. Payment may be made by either cash, cash equivalents and/or cancellation of certain types of a Selling Stockholder's indebtedness to Progress. Rights of repurchase expire if they are not timely exercised.

      Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) issued without receipt of consideration in connection with a stock split, stock dividend, recapitalization, stock combination, exchange of shares or other change affecting the Company's outstanding securities are immediately subject to rights of repurchase but only to the extent a Selling Stockholder's Shares are subject to such rights at the time of such transaction. In connection with any such transaction, appropriate adjustments will be made to the number and kind of securities subject to rights of repurchase, as well as the exercise price of such rights, but the aggregate exercise price of rights of repurchase shall remain the same.

      Selling Stockholders or any other holder of Shares subject to rights of repurchase may not transfer, assign, encumber or otherwise dispose of such Shares unless they do so (a) gratuitously with the Company's written consent,
(b) pursuant to the Selling Stockholder's will or the laws of intestate succession or (c) as security for indebtedness incurred by a Selling Stockholder to Apptivity in order to acquire Shares.

      In general, rights of repurchase lapse if Progress becomes subject to either (a) a merger or consolidation in which more than 50% of the combined voting power of the Company's outstanding securities is transferred to a person or persons who were not shareholders of Progress immediately prior to such transaction or (b) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of Progress and if the rights of repurchase are not assigned to a successor corporation or parent thereof. To the extent rights of repurchase remain in effect after either of the foregoing types of transactions, such rights shall apply to any capital stock or other property received by Selling Stockholders in connection with the transaction, such stock and other property will be held in escrow and appropriate adjustments will be made to the exercise price of the rights (without, however, changing their aggregate exercise price).

      Each person who acquires Shares subject to rights of repurchase must agree, in writing, to be bound by those rights and to execute a form of assignment of such shares in favor of Progress.

                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

                     DISCLOSURE OF COMMISSION POSITION ON
                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Article 6 of the Company's Restated Articles of Organization eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company to the maximum extent permitted by Massachusetts law.
Section 13(b)(1-1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of commission not in good faith or which involve intentional misconduct or knowing violation of law, (c) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (d) for any transaction from which the director derived an improper personal benefit.

      Article VII of the company's By-Laws provides that the Company shall indemnify its officers and directors, and directors, officers, trustees, employees and other agents of any organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such officers, directors, employees and other agents in connection with the defense or disposition of any action, suit or proceeding in which they may be involved by reason of having been a director, officer of employee or other agent, except with respect to any matter as to which they shall have been adjudicated not to have acted in good faith and reasonably believe that their action was in the best interests of the Company. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

      The effect of these provisions would be to permit such indemnification by the Company for liabilities arising out of the Securities Act. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      The Company also maintains an officers and directors liability insurance policy.

                               TABLE OF CONTENTS

   No broker, dealer or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to its date.



                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----

Available Information................................................        2

Incorporation of Certain Documents by Reference......................        2

Summary Information..................................................        3

Risk Factors.........................................................        4

Use of Proceeds......................................................        7

Selling Stockholders.................................................        7

Plan of Distribution.................................................        8

Legal Matters........................................................        9

Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities....................................................       10




                          PROGRESS SOFTWARE CORPORATION

                          25,596 Shares of Common Stock


                                ----------------

                                   PROSPECTUS

                                ----------------
                                December 3, 1997

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

      (a) Progress Software Corporation's (the "Company's" or the
"Registrant's") Annual Report on Form 10-K for the fiscal year ended November 30, 1996 (file number 0-19417) as filed with the Commission on February 20, 1997;

      (b) the Company's Quarterly Reports on Form 10-Q for the Quarterly Periods ended February 28, 1997, May 31, 1997 and August 31, 1997 (file number 0-19417);

      (c) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on July 22, 1991 under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or description filed for the purpose of updating such description; and

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 6 of the Company's Restated Articles of Organization eliminates the personal liability of a director to the Company or its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Company to the maximum extent permitted by Massachusetts law.
Section 13(b)(1-1/2) of Chapter 156B of the Massachusetts Business Corporation Law provides that the articles of organization of a corporation may state a provision eliminating the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts of commission not in good faith or which involve intentional misconduct or knowing violation of law, (c) under section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (d) for any transaction from which the director derived an improper personal benefit.

      Article VII of the company's By-Laws provides that the Company shall indemnify its officers and directors, and directors, officers, trustees, employees and other agents of any organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such officers, directors, employees and other agents in connection with the defense or disposition of any action, suit or proceeding in which they may be involved by reason of having been a director, officer of employee or other agent, except with respect to any matter as to which they shall have been adjudicated not to have acted in good faith and reasonably believe that their action was in the best interests of the Company. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

      The effect of these provisions would be to permit such indemnification by the Company for liabilities arising out of the Securities Act of 1933, as amended (the "Securities Act").

      The Company also maintains an officers and directors liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

 4.1  Form of Stock Restriction Agreement

 5.1  Opinion of Counsel

23.1  Consent of Deloitte & Touche LLP

23.2  Consent of Counsel (included in Exhibit 5.1)

24.1  Power of Attorney (contained on the signature page)

ITEM 9.  UNDERTAKINGS.

      1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at all time shall be deemed to be the initial bona fide offering thereof.

      2.    The undersigned Registrant hereby undertakes that,

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)  To  include   any   prospectus   required   by  Section
            10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the

            Registration Statement;

      PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, Commonwealth of Massachusetts, on the second day of December, 1997.

                              Progress Software Corporation


                              By: /s/ JOSEPH W. ALSOP
                                  -----------------------
                                  Joseph W. Alsop,
                                  President and Treasurer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Joseph W. Alsop, Chadwick H. Carpenter, Jr. and Norman R. Robertson, and each of them, true and lawful attorneys-in-fact and agents with full power of substitution, for and in name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for him, any or all of them, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                     Title                            Date
---------                     -----                            ----


/s/ JOSEPH W. ALSOP           President, Treasurer and         December 2, 1997
------------------------      Director (Principal Executive
Joseph W. Alsop               Officer)

Signature                     Title                            Date
---------                     -----                            ----


/s/ NORMAN R. ROBERTSON       Vice President, Finance and      December 2, 1997
------------------------      Chief Financial Officer
Norman R. Robertson           (Principal Financial Officer)


/s/ DAVID H. BENTON, JR.      Corporate Controller             December 2, 1997
------------------------      (Principal Accounting Officer)
David H. Benton, Jr.


/S/ LARRY R. HARRIS           Director                         December 2, 1997
------------------------
Larry R. Harris


/s/ ROBERT J. LEPKOWSKI       Director                         December 2, 1997
------------------------
Robert J. Lepkowski


/s/ MICHAEL L. MARK           Director                         December 2, 1997
------------------------
Michael L. Mark


/s/ ARTHUR J. MARKS           Director                         December 2, 1997
------------------------
Arthur J. Marks


/s/ AMRAM RASIEL              Director                         December 2, 1997
------------------------
Amram Rasiel


/s/ JAMES W. STOREY           Director                         December 2, 1997
------------------------
James W. Storey

                                 EXHIBIT INDEX

Exhibit
   No.      Description
-------     -----------

 4.1      Form of Stock Restriction Agreement

 5.1      Opinion of Counsel

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Counsel (included in Exhibit 5.1)

24.1      Power of Attorney (contained on the signature page)